Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Tastemaker Acquisition Corp. (the “Company”) for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission (the “Report”), I, David Pace, Co-Chief Executive Officer of the Company, Andrew Pforzheimer, Co-Chief Executive Officer, and Christopher Bradley, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 29, 2021	/s/ David Pace
David Pace Co-Chief Executive Officer (Principal Executive Officer)

Date: March 29, 2021	/s/ Andrew Pforzheimer
Andrew Pforzheimer
Co-Chief Executive Officer (Principal Executive Officer)

Date: March 29, 2021	/s/ Christopher Bradley
Christopher Bradley
Chief Financial Officer
(Principal Financial Officer)

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.